
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         SEP-30-1997
<CASH>                                               371,179
<SECURITIES>                                         1,954,789
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,137,881
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       7,303,958<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           5,919,229
<TOTAL-LIABILITY-AND-EQUITY>                         7,303,958<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     213,002<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     189,766<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   59,056
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,042,021)<F5>
<EPS-PRIMARY>                                        (20.63)
<EPS-DILUTED>                                        000

<F1>Included in total assets is tenant security deposits of $3,536,  Investments in Local Limited Partnerships of $3,648,973, deferred charges, net $46,757, bond trusts of $99,469, mortgagee escrow deposits of $3,870, replacement reserve escrow of $6,092 and other assets of $31,412. <F2>Included in total liability and equity is accounts payable to affiliates of $10,664, accounts payable and accrued expenses of $33,015, accrued interest of $68,819, tenant security deposits payable of $3,536, and minority interest in Local Limited Partnership of $58,695. <F3>Total revenue includes rental of $114,332, investment of $72,288 and other of $26,382. <F4>Included in other expenses is an adjustment to the provision for valuation of investments in Local Limited Partnerships of $(55,803), general and administrative of $130,757, rental operations, exclusive of depreciation of $52,602, depreciation of $20,364 and amortization of $41,846.
<F5>Net  loss  reflects  equity  in  losses  of Local  Limited  Partnerships  of
$1,006,353 and minority  interest in loss of Local Limited  Partnership of $152.